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                                                                      Exhibit 14






                          Independent Auditors' Consent

To the Shareholders and Board of Directors of Smith Barney Allocation Series Inc.:

We consent to the incorporation by reference, of our report dated March 8, 2000 with respect to the Smith Barney Allocation Series Inc. (formerly Smith Barney Concert Allocation Series Inc.) - Select Conservative Portfolio, Select Income Portfolio and Smith Barney Allocation Select Balanced Portfolio (formerly Select Balanced Portfolio), and to the references to our firm under the heading "Synopsis" in the Prospectus/Proxy Statement included in this Registration Statement on Form N-14.

                                                      KPMG LLP


New York, New York
February 16, 2001